NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES APPOINTMENT OF
ELLA GENDEL TO ITS BOARD OF DIRECTORS

Reaches Agreement with Oasis Management Company and its Affiliates Regarding Board Representation

AUSTIN, TX, January 11, 2017 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it has entered into an agreement with Oasis Management Company Ltd. and its affiliates (“Oasis”), pursuant to which Ella Gendel has been appointed to Stratus’ Board of Directors effective immediately. Ms. Gendel will serve as a Class III director with a term expiring at Stratus’ 2019 annual meeting of stockholders. She will serve as a member of the Compensation Committee. After the appointment of Ms. Gendel, Stratus’ Board is comprised of seven directors, including six independent directors.

Oasis, a private investment management firm headquartered in Hong Kong and with U.S. headquarters in Austin, Texas, previously disclosed that it beneficially owns approximately 1.1 million shares of Stratus’ common stock, which represents approximately 13.4% of Stratus’ issued and outstanding shares of common stock. Prior to joining Oasis in 2013, Ms. Gendel worked at GAM, a global asset management firm, from 2009 to 2013 where she helped oversee U.S. equity-hedged and event-driven investments. From 2008 to 2009, she was an investment banker at Greenhill & Co., specializing in mergers and acquisitions and restructuring. Ms. Gendel graduated with highest honors with a B.B.A. in finance from The McCombs School of Business at The University of Texas at Austin.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, commented, “We welcome Ella as a new independent director and look forward to benefitting from her perspective as we continue to collaborate with Oasis to enhance value for all stockholders.”

“We appreciate the constructive engagement we have had with the Stratus Board and the productive discussions offered by all parties,” said Oasis’ U.S. portfolio manager Alexander Shoghi. “We look forward to working together with the Stratus directors and management team toward our mutual goal of positioning Stratus for continued success.”

The full agreement with Oasis will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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CAUTIONARY STATEMENT. This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus' five-year plan, projections or expectations related to operational and financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, commercial leasing activities, timeframes for development, construction and completion of Stratus' projects, capital expenditures, liquidity and capital resources, and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the outcome of the strategic review process, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus' ability to sell properties at prices its board of directors considers acceptable, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, business opportunities that may be presented to and/or pursued by Stratus, the failure to complete agreements with strategic partners and/or appropriately manage relationships with strategic partners, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for its developments or such customers’ failure to satisfy their purchase commitments, increases in interest rates, declines in the market value of its assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, www.stratusproperties.com.

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